                                                                    EXHIBIT 99.2

CHRYSLER FINANCIAL                                                           DISTRIBUTION DATE:     08-JAN-01
DAIMLERCHRYSLER AUTO TRUST 2000-D MONTHLY SERVICER'S CERTIFICATE (GW)                             PAGE 1 of 2
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
   Payment Determination Statement Number                                                    2
   Distribution Date                                                                 08-Jan-01

   DATES COVERED                                                              FROM AND INCLUDING             TO AND INCLUDING
   -------------                                                              ------------------             ----------------
     Collections Period                                                              01-Dec-00                      31-Dec-00
     Accrual Period                                                                  08-Dec-00                      07-Jan-01
     30/360 Days                                                                            30
     Actual/360 Days                                                                        31


                                                                                  NUMBER OF
   COLLATERAL POOL BALANCE DATA                                                    ACCOUNTS                      $ AMOUNT
   ----------------------------                                                    --------                      --------
   Pool Balance - Beginning of Period                                              100,403                  1,844,420,379.32
   Collections of Installment Principal                                                                        26,338,555.51
   Collections Attributable to Full Payoffs                                                                    11,358,514.78
   Principal Amount of Repurchases                                                                                      0.00
   Principal Amount of Gross Losses                                                                               773,084.75
                                                                                                         ---------------------

   Pool Balance - End of Period                                                     99,667                  1,805,950,224.28
                                                                                                         =====================


   POOL STATISTICS                                                                                          END OF PERIOD
   ---------------                                                                                      ---------------------
   Initial Pool Balance (Pool Balance at the Purchase Date)                                                 1,899,993,837.54
   Pool Factor (Pool Balance as a Percent of Initial Pool Balance)                                                     95.05%

   Ending O/C Amount                                                                                           91,373,424.42
   Coverage Ratio (Ending Pool Balance as a Percent of Ending Securities)                                             105.33%

   Cumulative Net Losses                                                                                          191,405.70
   Net Loss Ratio (3 mo. Weighted Avg.)                                                                              0.06150%
   Cumulative Recovery Ratio                                                                                           76.46%
   60+ Days Delinquency Amount                                                                                  2,149,167.98
   Delinquency Ratio (3 mo. Weighted Avg.)                                                                           0.05230%

   Weighted Average APR                                                                                                8.556%
   Weighted Average Remaining Term (months)                                                                            56.12
   Weighted Average Seasoning (months)                                                                                  4.57
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

CHRYSLER FINANCIAL                                                           DISTRIBUTION DATE:     08-JAN-01
DAIMLERCHRYSLER AUTO TRUST 2000-D MONTHLY SERVICER'S CERTIFICATE (GW)                             PAGE 2 of 2
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
   CASH SOURCES
   ------------
     Collections of Installment Principal                26,338,555.51
     Collections Attributable to Full Payoffs            11,358,514.78
     Principal Amount of Repurchases                              0.00      O/C RELEASE
                                                                            -----------
     Recoveries on Loss Accounts                            591,091.15      Original O/C Amount                     86,157,837.54
     Collections of Interest                             12,116,086.11
     Investment Earnings                                     20,297.68      Cumulative O/C Release (beginning)               0.00
     Reserve Account                                      4,534,590.00      O/C Release    (Prospectus pg S16)               0.00
                                                   --------------------
                                                                                                               --------------------
     TOTAL SOURCES                                       54,959,135.23      Cumulative O/C Release (ending)                  0.00
                                                   ====================                                        ====================


   CASH USES
   ---------
     Servicer Fee                                         1,537,016.98
     Note Interest                                        9,480,071.36
     Reserve Fund                                         4,534,590.00
     O/C Release to Seller                                        0.00
     Note Principal                                      39,407,456.89
                                                   --------------------
                                                   --------------------
     TOTAL CASH USES                                     54,959,135.23
                                                   ====================


   ADMINISTRATIVE PAYMENT
   ----------------------
   Total Principal and Interest Sources                  54,959,135.23
   Investment Earnings in Trust Account                     (20,297.68)
   Cash Reserve in Trust Account                         (4,534,590.00)
   Servicer Fee (withheld)                               (1,537,016.98)
   O/C Release to Seller                                          0.00
                                                   --------------------
     PAYMENT DUE TO TRUST ACCOUNT                        48,867,230.57
                                                   ====================

                                                   Beginning                  Ending             Principal        Principal per
                                                    Balance                   Balance             Payment           $1000 Face
                                              --------------------     ----------------------------------------------------------
   NOTES & CERTIFICATES
   --------------------
   Class A-1  254,886,000.00  @   6.699%           195,034,256.75           155,626,799.86      39,407,456.89         154.6081656
   Class A-2  550,000,000.00  @   6.700%           550,000,000.00           550,000,000.00               0.00           0.0000000
   Class A-3  600,000,000.00  @   6.660%           600,000,000.00           600,000,000.00               0.00           0.0000000
   Class A-4  350,000,000.00  @   6.700%           350,000,000.00           350,000,000.00               0.00           0.0000000
   Certificates                                     58,950,000.00            58,950,000.00               0.00           0.0000000
                                              --------------------     ---------------------------------------
       Total Securities                          1,753,984,256.75         1,714,576,799.86      39,407,456.89
                                              ====================     =======================================




                                                   Interest        Interest per
                                                    Payment         $1000 Face
                                                --------------------------------
 NOTES & CERTIFICATES
 --------------------
 Class A-1  254,886,000.00  @   6.699%              1,125,071.36      4.4140179
 Class A-2  550,000,000.00  @   6.700%              3,070,833.33      5.5833333
 Class A-3  600,000,000.00  @   6.660%              3,330,000.00      5.5500000
 Class A-4  350,000,000.00  @   6.700%              1,954,166.67      5.5833333
 Certificates                                               0.00
                                                 ----------------
     Total Securities                               9,480,071.36
                                                 ================
